Exhibit 31.3

CERTIFICATION OF PERIODIC REPORT UNDER SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Evert B. Schimmelpennink, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Pfenex Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 6, 2018

/s/ Evert B. Schimmelpennink
Evert B. Schimmelpennink
Chief Executive Officer, President and Secretary
(Principal Executive Officer)